CONSENT OF INDEPENDENT VERIFICATION SERVICE

We consent to the reference to us under the heading “Management of the Funds” appearing in the Prospectus, which is part of this Post-Effective Amendment No. 7 to Registration Statement Nos. 333-118634 and 811-21625 of Intrepid Capital Management Funds Trust on Form N-1A.

Beacon Verification Services

/s/ Beacon Verification Services

Chattanooga, TN
January 17, 2008